CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.23

EXECUTION

AMENDMENT NO. 1

TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated as of August 22, 2018 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“Administrative Agent”), CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH, ALPINE SECURITIZATION LTD (“Buyers”), AMERIHOME MORTGAGE COMPANY, LLC (“Seller”) and AHMC HOLDING I LLC (“REO Subsidiary”).

RECITALS

Administrative Agent, Buyers, Seller and REO Subsidiary are parties to that certain (a) Second Amended and Restated Master Repurchase Agreement, dated as of May 9, 2018 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”) and (b) Second Amended and Restated Pricing Side Letter, dated as of May 9, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Pricing Side Letter”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Side Letter, as applicable.

Administrative Agent, Buyers and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Administrative Agent, Buyers and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1                               Definitions.  Section 1 of the Existing Repurchase Agreement is hereby amended by:

1.1                               adding the following definitions in their proper alphabetical order:

“VFN Repurchase Agreement” collectively, (i) that certain Master Repurchase Agreement, and (ii) that certain Pricing Side Letter, in each case, dated as of August 13, 2018 between Seller, Administrative Agent and Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, as either may be amended, restated, supplemented or otherwise modified from time to time.

1.2                               deleting the definitions of “Obligations” in its entirety and replacing it with the following:

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent or Buyers arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent (on behalf of Buyers) in order to preserve any Purchased Asset or Contributed REO Property or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable third party expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset or Contributed REO Property, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, reasonable outside attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Administrative Agent or Buyers pursuant to the Program Agreements and (e) all of Seller’s obligations under the VFN Repurchase Agreement.

SECTION 2                               Security Interest.  Section 8a. of the Existing Repurchase Agreement is hereby amended by adding the following subsection at the end thereof:

(3) Administrative Agent and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of Buyer, a security interest in (i) Seller’s rights under the VFN Repurchase Agreement, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created and (ii) all collateral however defined or described under the VFN Repurchase Agreement.  Seller shall instruct that upon receipt of a notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Administrative Agent for the benefit of Buyer hereunder directly any amounts otherwise payable to Seller and to deliver to Administrative Agent for the benefit of Buyer all collateral otherwise deliverable to Seller.  In furtherance of the foregoing, the instructions shall also require, upon repayment of the entire obligations under the VFN Repurchase Agreement and the termination of all obligations of the seller thereunder or other termination of the VFN Repurchase Agreement following the repayment of all obligations thereunder, that the buyer thereunder shall surrender the Note and the Series 2018-ADV1 Note (each as defined in the VFN Repurchase Agreement) for exchange in accordance with Section 2.03 of the VFN Repurchase Agreement and the Base Indenture (as defined in the VFN Repurchase Agreement).

SECTION 3                               Representations and Warranties.  Section 13a of the Existing Repurchase Agreement is hereby amended by:

3.1                               deleting subsection 2. thereof in its entirety and replacing it with the following:

2.  Licenses.  Each Seller Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in material violation of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect.  Each Seller Party has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request.  Seller is an FHA Approved Mortgagee and VA Approved Lender

3.2                               deleting subsection 8. thereof in its entirety and replacing it with the following:

8.  No Conflicts.  The execution, delivery and performance by each Seller Party of each Program Agreement do not conflict with or violate any term or provision of the formation documents or by-laws of such Seller Party, and will not result in any violation of any mortgage, instrument, agreement or obligation to which such Seller Party is a party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller Party, which conflict or violation would have a Material Adverse Effect.

3.3                               deleting subsection 11. thereof in its entirety and replacing it with the following:

11.  Litigation.  There is no action, proceeding or investigation pending with respect to which any Seller Party has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim individually in an amount greater than $[***] or in an aggregate amount greater than $[***], (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets or Contributed REO Properties or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

3.4                               deleting subsection 15. thereof in its entirety and replacing it with the following:

15.  Taxes.  Each Seller Party and each Seller Party’s Subsidiaries have timely filed (which filings shall be considered “timely” if made pursuant to a validly obtained extension for such filing) all income tax returns and other material tax returns that are required to be filed by them and have paid all material taxes due and payable, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of such Seller Party and such Seller Party’s Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

3.5                               deleting subsection 18. thereof in its entirety and replacing it with the following:

18.  Location of Books and Records.  The locations where Seller Parties keep their books and records, including all computer tapes and records relating to the Purchased Assets and Contributed REO Properties and the related Repurchase Assets is its chief executive office or at the offices of the Eligible Subservicer; provided, however, that electronic records may also be maintained at backup data centers or via cloud-based storage.

SECTION 4                               Covenants.  Section 14 of the Existing Repurchase Agreement is hereby amended by:

4.1                               deleting subsection a.  thereof in its entirety and replacing it with the following:

a.  Litigation.  Seller Parties will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all material litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are, to such Seller Party’s knowledge, threatened or pending) or other legal or arbitrable proceedings affecting any Seller Party or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $[***] against Seller or $[***] against the REO Subsidiary or in an aggregate amount greater than $[***] against Seller or $[***] against REO Subsidiary, (iii) makes a claim for an unspecified amount of damages, or (iv) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

4.2                               deleting subsection q.  thereof in its entirety and replacing it with the following:

q.  Taxes.  Each Seller Party shall timely file (which filings shall be considered “timely” if made pursuant to a validly obtained extension for such filing) all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

SECTION 5                               Event of Default; Cross-Default.  Section 15 of the Existing Repurchase Agreement is hereby amended by:

5.1                               deleting subsection a.  thereof in its entirety and replaced with the following:

a.  Payment Failure.  Failure of Seller to (i) make any payment of (A) Price Differential, provided that if such failure is caused by operational mistake, Seller shall have [***] to cure such failure following knowledge thereof, or (B) Repurchase Price or any other sum which has become due, in each case, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Administrative Agent (on behalf of Buyers), or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

5.2                               deleting subsection b.  thereof in its entirety and replaced with the following:

b.  Cross Default.  Any Seller Party or any of a Seller Party’s Affiliates shall be in default under (i) any Indebtedness, including, without limitation, the VFN Repurchase Agreement, in the aggregate, in excess of (x) $[***] with respect to Seller or of such Affiliate or (y) $[***] with respect to REO Subsidiary which default (1) involves the failure to pay a matured obligation past any applicable cure periods provided for under such Indebtedness, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract in excess of (x) $[***] to which Seller or such Affiliate is a party or (y) $[***] to which REO Subsidiary is a party which default (1) involves the failure to pay a matured obligation past any applicable cure periods provided for under such contract, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or (iii) any Indebtedness of Seller owed under a “to be allocated” (TBA) commitment or a master securities contract which default has resulted in the acceleration of the maturity of all obligations by any other party to or beneficiary with respect to such Indebtedness.

5.3                               deleting subsection g.  thereof in its entirety and replaced with the following:

g.  Breach of Non-Financial Representation or Covenant.  A breach by any Seller Party of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above), or any other Program Agreement, if such breach is not cured within [***] Business Days of such Seller Party’s knowledge thereof (other than the representations and warranties set forth in Schedule 1-A, Schedule 1-B and Schedule 1-C, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan or REO Property unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its good faith discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party or its Affiliates; or (B) Administrative Agent’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

5.4                               deleting subsection j.  thereof in its entirety and replaced with the following:

j.  Judgment.  A final judgment or judgments for the payment of money in excess of (x) (i) $[***] shall be rendered against Seller or (ii) $[***] in the aggregate shall be rendered against Seller and any of its Affiliates or (y) $[***] against REO Subsidiary by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] days from the date of entry thereof.

SECTION 6                               Reports.  Section 17 of the Existing Repurchase Agreement is hereby amended by:

6.1                               deleting subsection a. thereof in its entirety and replacing it with the following:

a.  Default Notices.  Seller shall furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, termination events, or breaches) and any material adverse financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or material breach by Seller or Servicer of any obligation under any Program Agreement, or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.

6.2                               deleting subsection b.2. thereof in its entirety and replacing it with the following:

2.  as soon as available and in any event no later than the last day of the third month following the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and member’s equity and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

6.3                               deleting subsection b.5.(b). thereof in its entirety and replacing it with the following:

(b) written summaries of all final written Agency, FHA, VA, and material Governmental Authority audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) material adverse findings by such Agency or Governmental Authority; provided, that, if such information is subject to a confidentiality requirement, for as long as such information remains confidential, Seller shall (x) disclose to Administrative Agent any portion of such information that is not confidential, (y) notify Administrative Agent of any material event in a level of specificity that would not violate the confidentiality requirements and (z) promptly seek permission to disclose the information from the necessary parties and shall provide Administrative Agent such information to the extent of such permission;

6.4                               deleting subsection b.7.  thereof in its entirety and replacing it with the following:

7.  Seller shall provide Administrative Agent, as part of the Officer’s Certificate delivered pursuant to Section 17.b(3) above, a list of all (i) material actions, disputes, litigation, notices, proceedings, investigations or suspensions pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative, Governmental Authority or other regulatory body or tribunal which is reasonably expected, in Seller’s good faith discretion, if adversely decided, to have a Material Adverse Effect on Seller, as of such date with such information provided, and (ii) material issues raised upon examination of Seller or Seller’s facilities, operations, servicing, origination or correspondent activities by any Governmental Authority; each as noted in the applicable Schedule to Exhibit A of the Pricing Side Letter; provided, that, if such information is subject to a confidentiality requirement, for as long as such information remains confidential, Seller shall (x) disclose to Administrative Agent any portion of such information that is not confidential, (y) notify Administrative Agent of any material event in a level of specificity that would not violate the confidentiality requirements and (z) promptly seek permission to disclose the information from the necessary parties and shall provide Administrative Agent such information to the extent of such permission;

6.5                               deleting subsection c.6. thereof in its entirety and replacing it with the following:

6.  any material change in the Indebtedness of Seller, including, without limitation, any default, non-renewal, termination, increase in available amount or decrease in available amount related thereto; and

SECTION 7                               Notices.  Section 20 of the Existing Repurchase Agreement is hereby amended by adding the following at the end thereof:

Notwithstanding the foregoing, the offices of the Seller (to the extent referencing the Woodland Hills address above), shall on or about August 24, 2018, be relocated to 1 Baxter Way, Westlake Village, California 91362.  Upon notice from the Seller of such relocation, any further notices which would otherwise be delivered to the Woodland Hills address above shall be provided to the attention of [***], with copies to [***] and the Legal Department, in each case at 1 Baxter Way, Westlake Village, California 91362.

SECTION 8                               Periodic Due Diligence Review.  Section 34 of the Existing Repurchase Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

Seller further agrees that Seller shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent or Buyers in connection with Administrative Agent’s or Buyers’ activities pursuant to this Section 34; provided, that, prior to the occurrence of an Event of Default, Seller shall pay for no more than one (1) on-site inspection per calendar year and for an amount not to exceed $15,000 per calendar year.

SECTION 9                               Conditions Precedent.  This Amendment shall become effective as of August 13, 2018 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

9.1                               Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)                                 this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent, the Buyers and the Seller;

(b)                                 Amendment No. 1 to Second Amended and Restated Pricing Side Letter, executed and delivered by the duly authorized officers of the Administrative Agent, the Buyers, the Seller and the REO Subsidiary; and

(c)                                  such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 10                        Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 11                        Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 12                        Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 13                        Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 14                        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:
Name:
Title:

By:
Name:
Title:

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:
Name:
Title:

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

AHMC HOLDING I LCC, as REO Subsidary

By:
Name:
Title: